INDEPENDENT AUDITORS' CONSENT

Osmonics, Inc.

We consent to the incorporation by reference in Registration Statements No. 33-25228 and 33-537 of Osmonics, Inc. on Form S-8 and Registration Statement No. 33-05029 filed on Form S-3 of our reports Dated February 10, 1997 appearing and incorporated by reference in this Annual Report on Form 10-K of Osmonics, Inc. for the year ended December 31, 1996.

/s/  Deloitte and Touch LLP
     Minneapolis, Minnesota
     March 24, 1997